______________________________________________________________________


                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                    Date of Report (Date of earliest Event
                          Reported) October 10, 1997


          LEHMAN ABS CORPORATION, (as depositor under the Trust Agreement, dated as of September 1, 1997, providing for the issuance of the Mortgage Index Amortizing Trust 1997-1, $250,000,000 6.682% Fixed Rate Asset Backed Notes, Class A1 and $7,735,000 Floating Rate Asset Backed Certificates, Class A-2).


                       LEHMAN ABS CORPORATION
       ------------------------------------------------------
       (Exact name of registrant as specified in its charter)


         Delaware                  333-14293           13-3447441
----------------------------     -------------    -------------------
(State or Other Jurisdiction     (Commission      (I.R.S. Employer
     of Incorporation)           File Number)    Identification No.)


Three World Financial Center
200 Vesey Street
New York, New York                                        10285
---------------------                                  ----------
(Address of Principal                                  (Zip Code)
 Executive Offices)

  Registrant's telephone number, including area code (212) 526-7000
                                                     ----- --------
_____________________________________________________________________

Item 5.   Other Events.
----      ------------

     On September 25, 1997, Mortgage Index Amortizing Trust 1997-1 (the "Trust"), a Delaware business trust for which Lehman ABS Corporation (the "Company") acted as a depositor, issued $250,000,000 6.682% Fixed Rate
Asset Backed  Notes,   Class  A1   and  $7,735,000   Floating  Rate  Asset
Backed Certificates, Class A2.

     In connection therewith, the Company entered into a Trust Agreement dated as of September 1, 1997 (the "Trust Agreement"), by and between, the Company, as depositor and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Trust entered into an Indenture dated as of September 1, 1997 (the "Indenture"), by and among the Trust, The Bank of New York as indenture trustee (the "Indenture Trustee") and Lehman Brothers Special Financing Inc. (the "Swap Counterparty").

     The Trust Agreement and the Indenture are annexed hereto as Exhibit 1 and Exhibit 2, respectively.


Item 7.  Financial Statements, Pro Forma Financial
----     -----------------------------------------
         Information and Exhibits.
         ------------------------

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits:

     1.   The Trust Agreement.

     2.   The Indenture.


                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           LEHMAN ABS CORPORATION



                           By: /s/ Martin Harding
                               ------------------------
                                 Martin Harding
                                 Senior Vice President



Dated:  October 10, 1997



                                Exhibit Index
                                -------------



Exhibit
-------

1.   The Trust Agreement.

2.   The Indenture.